Exhibit 99.1
NRG Energy, Inc. Reports Second Quarter Results and Record Year-to-Date
Results; Raises 2010 Adjusted EBITDA Guidance
Financial Highlights
▪	$693 million of adjusted EBITDA, excluding mark-to-market (MtM), versus $747 million for the second quarter of 2009

▪	$1,294 million of adjusted EBITDA, excluding MtM, generated in the first half of 2010 — record performance for NRG — compared to $1,224 million in 2009

▪	$3,500 million of liquidity as of June 30, 2010, including $2,168 million of available cash, which increased by $355 million from the end of the first quarter

▪	Completed $50 million of common stock repurchases, or 2.2 million shares, during the second quarter and is authorized to repurchase another $130 million with the intention to do so by the end of the year

▪	Refinanced $875 million revolver facility, amended the senior credit facility, and extended $1.8 billion of term loan/funded letter of credit commitments
2010 Outlook Raised
▪	Adjusted EBITDA, excluding MtM guidance, increases to a range of $2,450 to $2,550 million, representing an increase of $250 to $350 million

▪	Free cash flow guidance increases to a range of $816 to $916 million, representing an increase of $354 to $454 million
PRINCETON, NJ; August 2, 2010—NRG Energy, Inc. (NYSE: NRG) today reported net income of $210 million, or $0.81 per diluted common share for the second quarter of 2010, compared to $432 million, or $1.56 per diluted common share for the second quarter of 2009. Income before taxes was $327 million in the second quarter of 2010 compared to $582 million in the second quarter of 2009. The $255 million decline in income before taxes is largely the result of $149 million lower operating income for Reliant Energy as a result of lower derivative gains and decreased Mass margins attributable to the price reductions taken in June and July of 2009. In addition, the second quarter results in 2009 benefited from the $128 million gain from the sale of MIBRAG.
Net income for the first half of 2010 was $268 million, or $1.03 per diluted common share, compared to $630 million, or $2.27 per diluted common share for the same period last year. Income before taxes was $450 million in the first half of 2010, a decrease of $628 million from the first half of 2009. This decrease is driven by $384 million lower unrealized gains on open positions related to economic hedges in the first half of 2010 compared to 2009, and the gain on the sale of MIBRAG realized in the first half of 2009.
Adjusted EBITDA, excluding MtM, was $1,294 million for the first half of 2010, $70 million higher than the first half of 2009 of $1,224 million. Reliant Energy contributed $385 million to the 2010 results, compared to $230 million for 2009. The $155 million increase is a result of full period ownership in 2010 compared to two months included in the first half of 2009. The increase is partially offset by lower margins in 2010 driven by pricing reductions on the Mass customer business. The wholesale business was down $85 million in the first half of 2010 compared to 2009, mostly due to decreased margins on the baseload assets resulting from lower hedged prices and increased coal expenses, mainly as a result of higher transportation costs.

“NRG continued to deliver record results and cash flow generation despite the weak commodity and economic environment. While achieving such an outstanding operating result, NRG also continued to build for the future, expanding our portfolio of clean and alternative energy projects through the acquisition of Northwind Phoenix thermal facility, South Trent wind farm, and a portfolio of US Solar development projects,” commented David Crane, NRG President and Chief Executive Officer. “In addition, we have enhanced our financial strength and flexibility by refinancing our revolver and amending and extending our existing term loan and synthetic letter of credit facilities.”
Regional Segment Review of Results
Table 1: Net Income/(Loss)

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/10	6/30/09	6/30/10	6/30/09

Reliant Energy(1)	277	233	89	233
Texas	157	98	532	315
Northeast	(2)	42	50	253
South Central	4	(9)	—	(8)
West	8	19	14	16
International	21	125	29	137
Thermal	(2)	—	2	4
Corporate(2)	(253)	(76)	(448)	(320)

Net Income	210	432	268	630

(1)	Reliant Energy acquired May 1, 2009

(2)	Includes interest expense of $132 million and $116 million for the second quarter of 2010 and 2009, respectively; and interest expense of $269 million and $197 million for the first half of 2010 and 2009, respectively
Table 2: Adjusted EBITDA, excluding MtM

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/10	6/30/09	6/30/10	6/30/09

Reliant Energy	195	230	385	230
Texas	343	346	615	666
Northeast	101	117	177	223
South Central	20	24	46	53
West	11	14	21	16
International	32	15	44	38
Thermal	3	7	11	13
Corporate	(12)	(6)	(5)	(15)

Adjusted EBITDA, excluding MtM(1)	693	747	1,294	1,224

(1)	Excludes net domestic forward MtM gains/(losses), reversal of prior period net MtM gains/(losses), and hedge ineffectiveness gains/(losses) on economic hedges. Detailed adjustments by region are shown in Appendix A
Reliant Energy: Second quarter adjusted EBITDA, excluding MtM, totaled $195 million, a decline of $35 million from the second quarter of 2009 which only included results for two months as NRG completed the Reliant acquisition on May 1, 2009. Excluding April 2010 results, Reliant’s EBITDA decreased $72 million for May and June, although second quarter 2010 margin levels were still strong driven by a low commodity environment. This decrease was driven by an $86 million decline in retail gross margin as Mass margins decreased 22% due to price reductions and lower margins on acquired and renewed customers. Also contributing to lower margins was an 8% decline in Mass volumes sold, primarily due to fewer customers. The second quarter of 2010 averaged 1.5 million customers as compared to 1.6 million for the same period in 2009. Lower operating expenses—including marketing, labor, and call center expenses of $14 million—partially offset this decline.
Texas: Adjusted EBITDA, excluding MtM, for the second quarter of 2010 decreased $3 million compared to the second quarter of 2009 to $343 million. Economic gross margin increased $12 million from the combination of slightly higher hedged volumes and prices, plus an increase in ancillary services provided to Reliant Energy, offset by an increase in WA Parish coal transportation costs. Overall generation was down 4% due to the South Texas Project (STP) unit 2 refueling outage in April, 6% lower gas fleet generation, and 1% lower coal generation partially offset by increased wind generation. The STP outage led to an increase in operations and maintenance costs of $11 million from 2009 to 2010.
Northeast: The region’s adjusted EBITDA, excluding MtM, for the second quarter was $101 million, a decrease of $16 million from the second quarter of 2009. Net energy margins were unfavorable $34 million due to lower hedged prices. Although total generation for the region was relatively unchanged compared to the previous year, warm June weather led to a 20% increase in oil and gas generation for the quarter. Offsetting the lower energy margins were favorable property taxes of $12 million., and operating costs decreased $4 million due to lower spending at Arthur Kill, which had a major outage in the second quarter of 2009.
South Central: Adjusted EBITDA, excluding MtM, for the second quarter decreased by $4 million to $20 million. While contract energy and capacity revenues increased $21 million, driven by the addition of a new contract with a regional municipality and increased fuel pass-through revenues, lower merchant activity of $12 million partially offset the gains. Despite an increase in merchant sales of 28% to 128k MWh, a decline in average realized prices coupled with the expiration of a merchant capacity agreement led to the negative quarter-over-quarter comparison. The region’s quarterly results were also impacted by increased maintenance work totaling $13 million with a 47-day major overhaul on Big Cajun II unit 2 as compared to routine maintenance totaling 26 days on the jointly owned Big Cajun II unit 3 in the second quarter of 2009.
International: Second quarter 2010 adjusted EBITDA, excluding MtM, totaled $32 million, an increase of $17 million from the second quarter of 2009. Gladstone’s results increased by $8 million in the quarter due to a settlement with an offtaker resulting in the reversal of a liability. Additionally, the region realized foreign exchange gains of $9 million.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

	June 30,	March 31,	December 31,
($ in millions)	2010	2010	2009

Cash and cash equivalents	$2,168	$1,813	$2,304
Funds deposited by counterparties	310	509	177
Restricted cash	13	7	2

Total Cash and Funds Deposited	$2,491	$2,329	$2,483
Letter of credit availability	480	426	583
Revolver availability	839	964	905

Total Liquidity	$3,810	$3,719	$3,971
Less: Funds deposited as collateral by hedge counterparties	(310)	(509)	(177)

Total Current Liquidity	$3,500	$3,210	$3,794

For the three months ended June 30, 2010, total liquidity, excluding collateral received, increased by $290 million primarily due to higher cash and cash equivalent balances of $355 million and increased availability of the synthetic letter of credit facility of $54 million, partially offset by a $125 million decrease in the revolving credit facility as a result of refinancing the facility in June. The change in cash and cash equivalents during the quarter resulted from $491 million of cash flow from operations, $102 million of cash grants received from the U.S. Treasury for the Blythe and Langford projects, $131 million of proceeds from the issuance of debt partially offset by $145 million of capital expenditures, $141 million for the acquisitions of businesses, and $50 million of stock repurchases.
Moving Clean Energy Forward
On June 22, 2010, NRG acquired Northwind Phoenix, the owner and operator of a district cooling system and combined heat and power plants providing chilled water, steam and electricity to customers in Phoenix and Tucson. The total purchase price of $100 million was financed by an NRG Thermal LLC issuance of $100 million in notes and Northwind Phoenix’s financial results will be included in the Thermal segment.
On June 14, 2010, NRG acquired South Trent Wind LLC—a 101 MW wind farm in west Texas with a 20-year power purchase agreement for all of the generation—for $111 million. In connection with the acquisition, NRG entered into a financing arrangement that included a $79 million term loan. South Trent’s financial results will be included in the Texas segment.
2010 Share Repurchase Plan Update
During the second quarter, the Company purchased 2,214,000 shares at a volume weighted average cost of $22.58 per share, for a total of $50 million. The Company has repurchased an aggregate of $2.5 billion of its common shares at a weighted average cost of $23.90 per share since commencing common share repurchases in December of 2004. Currently, the Company is authorized to repurchase up to another $130 million of its common shares and intends to do so during the second half of 2010.

Outlook for 2010
Given stronger year-to-date results, we are increasing 2010 adjusted EBITDA guidance to a range of $2,450 to $2,550 million (excluding MtM), with the wholesale business at $1,800 to $1,850 million and Reliant Energy contributing $650 to $700 million. Our free cash flow guidance is increased to a range of $816 to $916 million (excluding MtM) as a result of the increase in projected adjusted EBITDA, and our revised projection in ongoing NINA investment.
Table 4: 2010 Reconciliation of Adjusted EBITDA, excluding MtM, Guidance

(in millions)	8/2/2010	5/10/2010

Adjusted EBITDA, excluding MtM, guidance	$2,450 - $2,550	$2,200
Interest payments	(647)	(636)
Income tax	(75)	(75)
Collateral/Working capital/other changes	(187)	(189)

Cash flow from operations	1,541 - 1,641	1,300
Maintenance capital expenditures	(246)	(247)
Preferred dividends	(9)	(9)

Free cash flow — recurring operations	1,286 - 1,386	1,044
Environmental capital expenditures, net	(188)	(188)
Repowering investments, excl. NINA	(96)	(92)
NINA capital expenditures, net of project funding	(186)[1]	(302)[2]

Free cash flow	$816 - $916	$462

[1]	NINA total cash CapEx of $356 million less $170 million of minority investor contributions and project funding

[2]	NINA total cash CapEx of $634 million less $332 million of minority investor contributions and project funding
Earnings Conference Call
On August 2, 2010, NRG will host a conference call at 9:00 a.m. eastern to discuss these results. To access the live webcast of the conference call and accompanying presentation materials, log on to NRG’s website at http://www.nrgenergy.com and click on “Investors.” The webcast will also be archived on the site.
About NRG
NRG Energy, Inc., a Fortune 500 company, owns and operates one of the country’s largest and most diverse power generation portfolios. Headquartered in Princeton, NJ, the Company’s power plants provide more than 24,000 megawatts of generation capacity — enough to supply more than 20 million homes. NRG’s retail business, Reliant Energy, serves 1.6 million residential, business, and commercial and industrial customers in Texas. A past recipient of the energy industry’s highest honors — Platts Industry Leadership and Energy Company of the Year awards — NRG is a member of the U.S. Climate Action Partnership (USCAP), a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions. More information is available at www.nrgenergy.com.
Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our adjusted EBITDA, free cash flow guidance, expected earnings, future growth, financial performance, environmental capital expenditures, and nuclear and other clean energy development, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, successful partnering relationships, government loan guarantees competition in wholesale and retail power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, the inability to implement value enhancing improvements to plant operations and companywide processes, the inability to maintain retail customers, the inability to achieve the expected benefits and timing of development projects, and the 2010 Capital Allocation Plan, and share repurchase under the Capital Allocation Plan may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws.
NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The adjusted EBITDA guidance and adjusted cash flow from operations, and free cash flows are estimates as of today’s date, August 2, 2010 and are based on assumptions believed to be reasonable as of this date. NRG expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.
# # #
Contacts:

Media:	Investors:

Meredith Moore	Nahla Azmy
609.524.4522	609.524.4526

Lori Neuman	Stefan Kimball
609.524.4525	609.524.4527

Dave Knox	Erin Gilli
713.795.6106	609.524.4528

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2010	2009	2010	2009

Operating Revenues
Total operating revenues	$2,133	$2,237	$4,348	$3,895

Operating Costs and Expenses
Cost of operations	1,329	1,242	2,968	2,008
Depreciation and amortization	208	213	410	382
Selling, general and administrative	139	131	269	214
Acquisition-related transaction and integration costs	—	23	—	35
Development costs	13	9	22	22

Total operating costs and expenses	1,689	1,618	3,669	2,661
Gain on sale of assets	—	—	23	—

Operating Income	444	619	702	1,234

Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	11	5	25	27
Gain on sale of equity method investment	—	128	—	128
Other income/(expense), net	19	(11)	23	(14)
Interest expense	(147)	(159)	(300)	(297)

Total other expense	(117)	(37)	(252)	(156)

Income Before Income Taxes	327	582	450	1,078
Income tax expense	117	150	182	448

Net Income	210	432	268	630
Less: Net loss attributable to noncontrolling interest	(1)	(1)	(1)	(1)

Net income attributable to NRG Energy, Inc.	211	433	269	631

Dividends for preferred shares	3	7	5	21

Income Available for NRG Energy, Inc. Common Stockholders	$208	$426	$264	$610

Earnings per share attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	255	253	254	245
Net Income per Weighted Average Common Share — basic	$0.82	$1.68	$1.04	$2.49
Weighted average number of common shares outstanding — diluted	256	275	256	275
Net Income per Weighted Average Common Share — diluted	$0.81	$1.56	$1.03	$2.27

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2010	December 31, 2009
(In millions, except shares)	(unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$2,168	$2,304
Funds deposited by counterparties	310	177
Restricted cash	13	2
Accounts receivable — trade, less allowance for doubtful accounts of $21 and $29, respectively	909	876
Inventory	535	541
Derivative instruments valuation	1,800	1,636
Cash collateral paid in support of energy risk management activities	391	361
Prepayments and other current assets	243	311

Total current assets	6,369	6,208

Property, plant and equipment, net of accumulated depreciation of $3,414 and $3,052, respectively	11,793	11,564

Other Assets
Equity investments in affiliates	394	409
Note receivable — affiliate and capital leases, less current portion	434	504
Goodwill	1,716	1,718
Intangible assets, net of accumulated amortization of $862 and $648, respectively	1,626	1,777
Nuclear decommissioning trust fund	360	367
Derivative instruments valuation	910	683
Restricted cash supporting funded letter of credit facility	1,300	—
Other non-current assets	201	148

Total other assets	6,941	5,606

Total Assets	$25,103	$23,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$179	$571
Accounts payable	690	697
Derivative instruments valuation	1,484	1,473
Deferred income taxes	244	197
Cash collateral received in support of energy risk management activities	310	177
Accrued expenses and other current liabilities	623	647

Total current liabilities	3,530	3,762

Other Liabilities
Long-term debt and capital leases	7,991	7,847
Funded letter of credit	1,300	—
Nuclear decommissioning reserve	309	300
Nuclear decommissioning trust liability	234	255
Deferred income taxes	1,768	1,783
Derivative instruments valuation	433	387
Out-of-market contracts	258	294
Other non-current liabilities	1,002	806

Total non-current liabilities	13,295	11,672

Total Liabilities	16,825	15,434

3.625% convertible perpetual preferred stock (at liquidation value, net of issuance costs)	248	247
Commitments and Contingencies
Stockholders’ Equity
Preferred stock (at liquidation value, net of issuance costs)	—	149
Common stock	3	3
Additional paid-in capital	5,311	4,948
Retained earnings	3,596	3,332
Less treasury stock, at cost — 50,625,606 and 41,866,451 shares, respectively	(1,373)	(1,163)
Accumulated other comprehensive income	476	416
Noncontrolling interest	17	12

Total Stockholders’ Equity	8,030	7,697

Total Liabilities and Stockholders’ Equity	$25,103	$23,378

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(In millions)
Six months ended June 30,	2010	2009

Cash Flows from Operating Activities
Net income	$268	$630
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	(9)	(27)
Depreciation and amortization	410	382
Provision for bad debts	22	9
Amortization of nuclear fuel	19	19
Amortization of financing costs and debt discount/premiums	15	21
Amortization of intangibles and out-of-market contracts	1	15
Changes in deferred income taxes and liability for unrecognized tax benefits	179	445
Changes in nuclear decommissioning trust liability	9	15
Changes in derivatives	(55)	(368)
Changes in collateral deposits supporting energy risk management activities	(30)	245
Gain on sale of assets, net	(11)	(1)
Gain on sale of equity method investment	—	(128)
Loss/(gain) on sale of emission allowances	3	(9)
Gain recognized on settlement of pre-existing relationship	—	(31)
Amortization of unearned equity compensation	15	13
Changes in option premiums collected, net of acquisition	34	(270)
Cash used by changes in other working capital, net of acquisition	(265)	(238)

Net Cash Provided by Operating Activities	605	722

Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(141)	(345)
Capital expenditures	(330)	(374)
Increase in restricted cash, net	(11)	(3)
Decrease/(increase) in notes receivable	15	(11)
Purchases of emission allowances	(45)	(52)
Proceeds from sale of emission allowances	11	15
Investments in nuclear decommissioning trust fund securities	(76)	(172)
Proceeds from sales of nuclear decommissioning trust fund securities	67	157
Proceeds from renewable energy grants	102	—
Proceeds from sale of assets, net	30	6
Proceeds from sale of equity method investment	—	284
Other	(7)	(5)

Net Cash Used by Investing Activities	(385)	(500)

Cash Flows from Financing Activities
Payment of dividends to preferred stockholders	(5)	(21)
Payment for treasury stock	(50)	—
Net receipt from/(payments for) acquired derivatives that include financing elements	27	(22)
Installment proceeds from sale of noncontrolling interest in subsidiary	50	50
Proceeds from issuance of long-term debt	141	820
Proceeds from issuance of term loan for funded letter of credit facility	1,300	—
Increase in restricted cash supporting funded letter of credit facility	(1,300)	—
Proceeds from issuance of common stock	2	—

Payment of deferred debt issuance costs	(53)	(29)

Payments for short and long-term debt	(459)	(233)

Net Cash (Used)/Provided by Financing Activities	(347)	565
Effect of exchange rate changes on cash and cash equivalents	(9)	1

Net (Decrease)/Increase in Cash and Cash Equivalents	(136)	788

Cash and Cash Equivalents at Beginning of Period	2,304	1,494

Cash and Cash Equivalents at End of Period	$2,168	$2,282

Appendix Table A-1: Second Quarter 2010 Regional Adjusted EBITDA, excluding MtM, Reconciliation
The following table summarizes the calculation of adjusted EBITDA, excluding MtM, and provides a reconciliation to net income/(loss)

	Reliant			South
(dollars in millions)	Energy	Texas	Northeast	Central	West	International	Thermal	Corporate	Total

Net Income/(Loss)	277	157	(2)	4	8	21	(2)	(253)	210

Plus:
Net Gain/(Loss) Attributable to Non-Controlling Interest	—	1	—	—	—	—	—	—	1

Income Tax	—	—	—	—	—	10	—	107	117

Interest Expense	2	(15)	14	10	1	1	1	127	141

Amortization of Finance Costs	—	—	—	—	—	—	—	5	5

Amortization of Debt (Discount)/Premium)	—	—	—	1	—	—	—	—	1

Depreciation Expense	29	124	31	16	3	—	3	2	208

ARO Accretion Expense	—	1	—	—	—	—	—	—	1

Amortization of Power Contracts	59	(2)	—	(5)	—	—	—	—	52

Amortization of Fuel Contracts	(9)	(1)	—	—	—	—	—	—	(10)

Amortization of Emission Allowances	—	13	—	—	—	—	—	—	13

EBITDA	358	278	43	26	12	32	2	(12)	739

Less: MtM forward position accruals	120	(44)	(28)	1	1	—	—	—	50

Add: Prior period MtM reversals	(43)	8	30	(5)	—	—	1	—	(9)

Less: Hedge Ineffectiveness	—	(13)	—	—	—	—	—	—	(13)

Adjusted EBITDA, excluding MtM	195	343	101	20	11	32	3	(12)	693

Appendix Table A-2: Second Quarter 2009 Regional Adjusted EBITDA, excluding MtM, Reconciliation
The following table summarizes the calculation of adjusted EBITDA, excluding MtM, and provides a reconciliation to net income/(loss)

	Reliant			South
(dollars in millions)	Energy	Texas	Northeast	Central	West	International	Thermal	Corporate	Total

Net Income/(Loss)	233	98	42	(9)	19	125	—	(76)	432

Plus:
Net Gain/(Loss) Attributable to Non-Controlling Interest	—	1	—	—	—	—	—	—	1

Income Tax	181	9	—	—	—	3	—	(43)	150

Interest Expense	14	(1)	13	12	—	4	2	105	149

Amortization of Finance Costs	—	—	—	—	—	—	—	8	8

Amortization of Debt (Discount)/Premium	—	—	—	—	—	—	—	3	3

Depreciation Expense	43	117	30	17	2	—	3	1	213

ARO Accretion Expense	—	1	1	—	—	—	—	—	2

Amortization of Power Contracts	75	(17)	—	(5)	—	—	—	—	53

Amortization of Fuel Contracts	(13)	3	—	—	—	—	—	—	(10)

Amortization of Emission Allowances	—	10	—	—	—	—	—	—	10

EBITDA	533	221	86	15	21	132	5	(2)	1,011

Exelon Defense Costs	—	—	—	—	—	—	—	4	4
Reliant retail transaction and integration costs	—	—	—	—	—	—	—	23	23

FX Loss on MIBRAG Sale Proceeds	—	—	—	—	—	20	—	—	20
Settlement of Pre-Existing Relationship with Reliant Energy	—	—	—	—	—	—	—	(31)	(31)

Gain on Sale of Equity Method Investment	—	—	—	—	—	(128)	—	—	(128)

Adjusted EBITDA	533	221	86	15	21	24	5	(6)	899

Less: MtM forward position accruals	93	(120)	(17)	(9)	7	9	(1)	—	(38)

Add: Prior period MtM reversals	(210)	3	13	—	—	—	1	—	(193)

Less: Hedge Ineffectiveness	—	(2)	(1)	—	—	—	—	—	(3)

Adjusted EBITDA, excluding MtM	230	346	117	24	14	15	7	(6)	747

Appendix Table A-3: YTD Second Quarter 2010 Regional Adjusted EBITDA, excluding MtM, Reconciliation
The following table summarizes the calculation of adjusted EBITDA, excluding MtM, and provides a reconciliation to net income/(loss)

	Reliant			South
(dollars in millions)	Energy	Texas	Northeast	Central	West	International	Thermal	Corporate	Total

Net Income/(Loss)	89	532	50	—	14	29	2	(448)	268

Plus:
Net Gain/(Loss) Attributable to Non-Controlling Interest	—	1	—	—	—	—	—	—	1

Income Tax	—	—	—	—	—	12	—	170	182

Interest Expense	3	(28)	27	20	1	3	2	257	285

Amortization of Finance Costs	—	—	—	—	—	—	—	11	11

Amortization of Debt (Discount)/Premium)	—	—	—	3	—	—	—	1	4

Depreciation Expense	59	241	63	32	6	—	5	4	410

ARO Accretion Expense	—	2	(4)	—	1	—	—	—	(1)

Amortization of Power Contracts	128	(4)	—	(10)	—	—	—	—	114

Amortization of Fuel Contracts	(19)	(3)	—	—	—	—	—	—	(22)

Amortization of Emission Allowances	—	25	—	—	—	—	—	—	25

EBITDA	260	766	136	45	22	44	9	(5)	1,277

Less: MtM forward position accruals	(255)	194	9	(11)	1	—	—	—	(62)

Add: Prior period MtM reversals	(130)	30	49	(10)	—	—	2	—	(59)

Less: Hedge Ineffectiveness	—	(13)	(1)	—	—	—	—	—	(14)

Adjusted EBITDA, excluding MtM	385	615	177	46	21	44	11	(5)	1,294

Appendix Table A-4: YTD Second Quarter 2009 Regional Adjusted EBITDA, excluding MtM, Reconciliation
The following table summarizes the calculation of adjusted EBITDA, excluding MtM, and provides a reconciliation to net income/(loss)

	Reliant			South
(dollars in millions)	Energy	Texas	Northeast	Central	West	International	Thermal	Corporate	Total

Net Income/(Loss)	233	315	253	(8)	16	137	4	(320)	630

Plus:
Net Gain/(Loss) Attributable to Non-Controlling Interest	—	1	—	—	—	—	—	—	1

Income Tax	181	170	—	—	—	5	—	92	448

Interest Expense	14	28	26	24	1	4	3	176	276

Amortization of Finance Costs	—	—	—	—	—	—	—	14	14

Amortization of Debt (Discount)/Premium	—	—	—	—	—	—	—	7	7

Depreciation Expense	43	234	59	34	4	—	5	3	382

ARO Accretion Expense	—	2	1	—	1	—	—	—	4

Amortization of Power Contracts	75	(32)	—	(11)	—	—	—	—	32

Amortization of Fuel Contracts	(13)	3	—	—	—	—	—	—	(10)

Amortization of Emission Allowances	—	19	—	—	—	—	—	—	19

EBITDA	533	740	339	39	22	146	12	(28)	1,803

Exelon Defense Costs	—	—	—	—	—	—	—	9	9
Reliant retail transaction and integration costs	—	—	—	—	—	—	—	35	35

FX Loss on MIBRAG Sale Proceeds	—	—	—	—	—	20	—	—	20
Settlement of Pre-Existing Relationship with Reliant Energy	—	—	—	—	—	—	—	(31)	(31)

Gain on Sale of Equity Method Investment	—	—	—	—	—	(128)	—	—	(128)

Adjusted EBITDA	533	740	339	39	22	38	12	(15)	1,708

Less: MtM forward position accruals	93	85	136	(14)	6	—	1	—	307

Add: Prior period MtM reversals	(210)	12	20	—	—	—	2	—	(176)

Less: Hedge Ineffectiveness	—	1	—	—	—	—	—	—	1

Adjusted EBITDA, excluding MtM	230	666	223	53	16	38	13	(15)	1,224

EBITDA, adjusted EBITDA and adjusted EBITDA, net of MtM impacts are non GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of adjusted EBITDA and adjusted EBITDA, net of MtM impacts should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts or the cash income tax payments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.
Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for reorganization, restructuring, impairment and corporate relocation charges, discontinued operations, write downs and gains or losses on the sales of equity method investments; Exelon defense costs, and Texas retail acquisition and integration costs; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.
Free cash flow is cash flow from operations less capital expenditures, preferred stock dividends and repowering capital expenditures net of project funding and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow as a measure of cash available for discretionary expenditures.